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                                                                    EXHIBIT 12.1
                             Berkshire Hathaway Inc.
      Statement Regarding Calculation of Ratio of Consolidated Earnings to
                           Consolidated Fixed Charges

                             (Dollars in millions)
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

                                                          Six Months Ended                   Years Ended December 31,
                                                          ----------------   -------------------------------------------------
                                                           June 30, 2002      2001      2000      1999      1998       1997
                                                          ----------------   -------   -------   -------   -------   ---------
Net earnings                                                  $ 1,961        $   795   $ 3,328   $ 1,557   $ 2,830   $   1,901
 Income tax expense                                               945            620     2,018       852     1,457         898
 Minority interest in earnings                                     31             54       241        41        27          28
 Earnings from investments in MidAmerican Energy                 (179)          (165)     (105)        -         -           -
 Fixed charges *                                                  146            307       212       187       142         141
                                                              -------        -------   -------   -------   -------   ---------
Earnings available for fixed charges                          $ 2,904        $ 1,611   $ 5,694   $ 2,637   $ 4,456   $   2,968
                                                              =======        =======   =======   =======   =======   =========
Realized investment gain, pretax, included in
 Earnings available for fixed charges                         $   187        $ 1,363   $ 3,955   $ 1,365   $ 2,415   $   1,106
                                                              =======        =======   =======   =======   =======   =========
Fixed charges *
 Interest on indebtedness (including amortization)
   of debt discount and expense)                              $    95        $   209   $   144   $   134   $   109   $     112
 Rentals representing interest                                     51             98        68        53        33          29
                                                              -------        -------   -------   -------   -------   ---------
                                                              $   146        $   307   $   212   $   187   $   142   $     141
                                                              =======        =======   =======   =======   =======   =========
Ratio of earnings to fixed charges *                            19.89x          5.25x    26.86x    14.10x    31.38x      21.05x
                                                              -------        -------   -------   -------   -------   ---------
Ratio of earnings, excluding realized investment
 gain, to fixed charges *                                       18.61x          0.81x     8.20x     6.80x    14.37x      13.21x
                                                              -------        -------   -------   -------   -------   ---------

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* Excludes fixed charges of finance businesses. Fixed charges of finance businesses were as follows:
                                                          Six Months Ended                   Years Ended December 31,
                                                          ----------------   -------------------------------------------------
                                                           June 30, 2002      2001      2000       1999      1998       1997
                                                          ----------------   -------   -------   -------   -------   ---------
                                                              $   275        $   762   $   774   $   586   $    21   $      20

Including fixed charges of finance businesses the ratios of earnings to fixed charges were as follows:
                                                          Six Months Ended                   Years Ended December 31,
                                                          ----------------   -------------------------------------------------
                                                           June 30, 2002      2001       2000      1999     1998       1997
                                                          ----------------   -------   -------   -------   -------   ---------
     Including realized investment gain                        7.55x          2.22x     6.56x     4.17x     27.47x     18.56x
     Excluding realized investment gain                        7.11x          0.94x     2.55x     2.40x     12.65x     11.69x
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